UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 1, 2005

CoTherix, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-05794	04-3513144
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification number)

5000 Shoreline Court, Suite 101, South San Francisco, CA 94080

(Address of principal executive offices and zip code)

(650) 808-6500

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

Approval of Cash Compensation for Directors

On April 1, 2005, the Board of Directors (the "Board") of CoTherix, Inc. (the "Company") approved the following cash compensation for our directors. Beginning with 2005, each director will receive a $15,000 annual retainer, which will be paid in equal quarterly installments. The Chairman of the Board and the Chairman of the Audit Committee of the Board will each receive an additional $10,000 annual retainer, which will also be paid in equal quarterly installments. In addition, all of the Company's directors will receive $1,500 for each meeting which they attend in person and $500 for each meeting which they attend by telephone.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 7, 2005

CoTherix, Inc.
By:	/s/ Thomas L. Feldman
Thomas L. Feldman President and Chief Business Officer